UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 27, 2004



                          AMERICAN MEDICAL ALERT CORP.
             (Exact name of registrant as specified in its charter)


            NEW YORK                       333-54992               11-2571221
(State or other jurisdiction of     (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


     3265 LAWSON BOULEVARD, OCEANSIDE, NEW YORK                 11572
       (Address of Principal Executive Offices)               (Zip Code)



       Registrant's telephone number, including area code: (516) 536-5850



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01.  OTHER EVENTS

         On October 27, 2004, American Medical Alert Corp., a New York corporation, issued the following press release announcing the pending extension of its existing New York City Contract:



CONTACT:

RANDI BALDWIN                                          LESTER ROSENKRANTZ
VICE PRESIDENT COMMUNICATIONS & MARKETING              INVESTOR RELATIONS
AMERICAN MEDICAL ALERT CORP.                           CAMERON ASSOCIATES
(516)  536-5850  EXT.  109                             (212) 245-8800 EXT. 212
RANDI.BALDWIN@AMAC.COM                                 LESTER@CAMERONASSOC.COM
----------------------                                 -----------------------



                  AMAC ANNOUNCES PENDING EXTENSION OF EXISTING
                             NEW YORK CITY CONTRACT

     HUMAN RESOURCES ADMINISTRATION PLANS TO RE-ISSUE REQUESTS FOR PROPOSALS
                    FOR PERSONAL EMERGENCY RESPONSE SERVICES

Oceanside, NY-- October 27, 2004--American Medical Alert Corp. ("AMAC"), which supplies personal emergency response systems ("PERS") to Medicaid eligible individuals through the New York City Home Care Services Program, announced today that the City of New York's Human Resources Administration ("HRA") has canceled its request for proposals ("RFP") process seeking PERS services issued in December 2002. HRA has stated that it plans to issue a new RFP with respect to PERS services in the near future. As a result, HRA has advised AMAC that it will continue to provide service at current rates until a contract is awarded pursuant to a new RFP. According to HRA, the RFP is being cancelled "in the best interest of the City". HRA has further advised AMAC that it will issue the Company a new contract extension for the period through June 30, 2005, under the current terms.

The current service is more extensive than the service specified under the December 2002 RFP; accordingly the prevailing monthly reimbursement rate is higher than the monthly rate which was contemplated in AMAC's RFP response.

AMAC cannot determine (i) when the terms of the new RFP will be published, (ii) what the terms of the new RFP will be, (iii) how long the current contract terms will remain in effect or (iv) whether AMAC will be the successful bidder on the new RFP (and if so, under what terms and conditions). The HRA contract currently represents 15% of AMAC revenues.

Speaking on behalf of American Medical Alert Corp, Howard M. Siegel, Chief Executive Officer, stated-- "The Company has been assured by HRA that the decision to cancel the RFP is not related to any performance issue or a negative reflection upon the Company. The Company believes that as the incumbent provider of service for more than 20 years, with high performance evaluations and state of the art technology, AMAC is uniquely qualified to respond to any new RFP."

ABOUT AMERICAN MEDICAL ALERT CORP.

AMAC is a national provider of remote health monitoring devices and 24/7 communication services designed to promote early medical intervention and improve quality of life for senior, disabled and chronically ill populations. AMAC's product and service offerings include Personal Emergency Response Systems
(PERS), electronic medication reminder devices, disease management monitoring appliances and 24/7 medical on-call and emergency response monitoring. AMAC operates several National Medical On-Call and Communication Centers allowing access to trained response professionals 24/7.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to government regulation, technological changes, our expansion plans and product liability risks.

                                       ###

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    October 28, 2004

                                          AMERICAN MEDICAL ALERT CORP.


                                          By: /s/ Jack Rhian
                                             -----------------------------------
                                             Name:   Jack Rhian
                                             Title:  President